Registration No. 333 - _____

As filed with the Securities and Exchange Commission on January 22, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPTIBASE LTD.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

2 Gav Yam Center
7 Shenkar Street
Herzliya 46120, Israel
+972-9-970-9288
(Address of Principal Executive Offices)

2006 Israeli Incentive Compensation Plan
(Full Title of the Plan)

Optibase Inc.
1250 Space Park Way
Mountain View, CA 94043
Tel: 650-230-2400
(Name and Address of Agent for Service)

Copies to:

Shachar Hadar
Gross, Kleinhendler, Hodak, Berkman & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Ordinary Shares, par value NIS 0.13 per share	60,000	$ 2.20	$ 132,000	$ 5.20

(1)This registration statement on Form S-8 (this “Registration Statement”) covers an aggregate of 60,000 Ordinary Shares, par value NIS 0.13 per share (the “Shares”) of Optibase Ltd. (the “Registrant”) available for issuance under the 2006 Israeli Incentive Compensation Plan (the “2006 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Shares that become issuable under the 2006 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Shares.

(2) Estimated solely for purposes of calculating the filing fee pursuant to Rule 457 (c) and (h), the aggregate offering price and the fee have been computed upon the basis of the average of the high and low prices per share of the Registrant’s ordinary shares as reported on the Nasdaq Global Market on January 18, 2008.

EXPLANATORY NOTE

        This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-137644) of the Registrant is effective (the “Registrant’s Registration Statement”).  The information contained in the Registrant’s Registration Statement is hereby incorporated by reference pursuant to General Instruction E, except for Items 3 and 8 of the Registrant’s Registration Statement, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated herein by reference into this Registration Statement:

(a)	The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the Commission on May 14, 2007;

(b)	The Registrant's Reports on Form 6-K furnished by the Registrant to the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2006;

(c)	The description of our ordinary shares contained in the registration statement on Form 8-A under the Exchange Act, dated April 1, 1999, and including any subsequent amendment or report filed for the purpose of updating such description.

        In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

        See attached Exhibit Index.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya, Israel on the 22nd day of January, 2008.

OPTIBASE LTD. By: /s/ Amir Philips —————————————— Amir Philips Chief Financial Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Optibase Ltd. has signed this Registration Statement on this 22nd of January, 2008.

OPTIBASE INC.
By: /s/ Amir Philips —————————————— Amir Philips Authorized Signatory	By: /s/ Joan Yeh —————————————— Joan Yeh Authorized Signatory

POWER OF ATTORNEY

        We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Tom Wyler and Amir Philips, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 22nd of January, 2008.

Signature	Title

/s/ Tom S. Wyler	Chairman of the Board of Directors, President and
Tom S. Wyler	Chief Executive Officer (principal executive officer)

/s/ Amir Philips	Chief Financial Officer (principal financial and accounting officer)
Amir Philips

/s/ Alex Hilman	Director
Alex Hilman

/s/ Dana Tamir-Tavor	Director
Dana Tamir-Tavor

/s/ Chaim Lebensky	External Director
Chaim Lebensky

/s/ Itzhak Wulkan	External Director
Itzhak Wulkan

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

3.1	Amended and Restated Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 6-K, dated February 15, 2002)

3.2	Articles of Association of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-137628), filed with the Commission on September 28, 2006)

4.1	2006 Israeli Incentive Compensation Plan (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-137628), filed with the Commission on September 28, 2006)

5.1*	Opinion of Gross, Kleinhendler, Hodak, Berkman & Co. as to the legality of the securities being registered

23.1*	Consent of Ernst & Young, as independent registered public accounting firm of the Registrant

23.2*	Consent of Gross, Kleinhendler, Hodak, Berkman & Co. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

* Filed herewith.